                                                                   EXHIBIT No. 1

                             JOINT FILING AGREEMENT

         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

         This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have caused this Joint Filing Agreement to be duly and validly executed as of February 23, 2001.

                                       AMERICAN EXPRESS COMPANY



                                       By:   /s/ Stephen P. Norman
                                             ----------------------------------
                                             Name:  Stephen P. Norman
                                             title:  Secretary

                                       AMERICAN EXPRESS TRAVEL RELATED
                                       SERVICES COMPANY, INC.


                                       By:   /s/ Stephen P. Norman
                                             ----------------------------------
                                             Name:  Stephen P. Norman
                                             title:  Secretary